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                                                                      Exhibit 16


November 6, 2000


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Dear Sir/Madam:

We have read the first two paragraphs of Item 4 included in the Form 8-K dated October 31, 2000 of Covalent Group, Inc. to be filed with the Securities and Exchange Commission on November 7, 2000 and are in agreement with the statements contained therein.


Very truly yours,



/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

cc: William K. Robinson
    Chief Financial Officer
    Covalent Group, Inc.